Exhibit 99.1

Legacy Education Alliance Announces Planned Strategic Initiatives

CAPE CORAL, Fla.— 15 Mar 22 — Legacy Education Alliance, Inc. (OTCQB: LEAI, the “Company”), has announced its strategic initiatives for the next 12 months, including to effect a Nasdaq uplisting. In connection with this initiative, Legacy Education is releasing a presentation outlining its business and Nasdaq uplisting strategy.

“Our goal is to combine Legacy’s history of real estate, financial and entrepreneurial education and mentoring with Coopersmith’s career-focused, low-cost degree completion program. We seek to build a sales and mentoring team that expands our universe of students, and helps guide them on their personal path to fulfilment of career and financial goals” Legacy Education CEO Barry Kostiner said. “I am delighted to have the opportunity to present at the Family Office Experience symposium in Dubai at the end of March. I currently devote approximately half of my time to SPACs and half to building Legacy Education. We are working towards partnering with Andrew McDonald to work with Legacy Education as a platform for investment in real estate, both in partnership with our students, as well as the launching of real estate SPAC investment vehicles of which the expectation is that Legacy Education would be a participant in the sponsor. Additionally, we have launched an active social media strategy, with guidance from Ari Zoldan at Quantum Media. We will share our vision with investors and students at: https://www.linkedin.com/in/barry-kostiner/recent-activity/shares/ and https://www.youtube.com/c/EliteLegacyEducation/playlists”

As part of its strategic initiatives, Legacy Education is embarking on a number of transactions intended to strengthen the Company’s balance sheet and strategic positioning, including relationships with Exampil and multiple education guidance counselors, marketers and non-profits. The foundation of the proposed Legacy Education Nasdaq uplisting is the potential spinoff of the existing Legacy Education business, which was previously approved by shareholders, and the proposed acquisition of Coopersmith Career Consulting.

Barry Kostiner further explained, “We are excited about building Legacy Education as a leading EdTech innovator. We are negotiating the acquisition of Coopersmith Career Services, my family’s online degree education business, as well as negotiating a potential collaboration with Exampil, an Indian peer-to-peer EdTech and AI company. At $0.15 / share, we have a market cap of under $6 mm. In contrast, based on publicly available information, Coursera has a market cap over $2.3 bn, and in 2021 they had a net loss of $145 mm. Only 12% of Coursera’s revenues came from online degrees, with 29% from enterprise services and 59% from non-proctored course certificates that cannot be used towards a degree. We believe Legacy Education is well positioned to raise capital and build a profitable education business that helps students complete degrees, launch careers and start their journey to fulfilling financial and life goals.”

Exhibits

1.	Business Strategy and Nasdaq Uplisting Presentation
2.	Dubai Family Office Presentation
3.	Transcript of video presentations

About Legacy Education Alliance Inc.

Legacy Education Alliance, Inc is a marketer of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, and real estate strategies and techniques. Legacy Education Alliance was founded in 1996 and has cumulatively served more than two million students from more than 150 countries and territories over the course of its operating history.

Forward-Looking Statements

Certain statements made in this press release may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “would” or “continue” or the negative of these terms or other similar expressions. All statements other than statements of historical facts contained in this press release are forward-looking statements. Any forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions and judgments with respect to, among other things, the results projected from the introduction and roll-out of new brands, products and services, expansion into new geographic markets, and combinations with third parties; our ability to satisfy Nasdaq listing requirements and otherwise uplist to Nasdaq; the successful acquisition and operation of complementary and new business lines; the success of joint ventures and other collaborations with third parties; our success in raising capital for operations and to implement our business plan, strategy and initiatives; the development of ecommerce capabilities; projections of international growth; projected profitability; our ability to address or manage corruption concerns in certain locations in which we operate; our ability to address and manage cyber-security risks; our ability to protect our intellectual property, on which our business is substantially dependent; our ability to manage our relationships with credit card processors; our expectations regarding the impact of general economic conditions on our business; and the effects of the COVID-19 pandemic on the global and national economies and on our business operations and financial results. Our assumptions used for the purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance or our achievements, or industry results, to differ materially from historical results, any future results, or performance or achievements expressed or implied by such forward-looking statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this press release. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in certain of our filings with the Securities and Exchange Commission. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.